EXHIBIT 99.1

WaferGen Adds Robert Coradini, Former President of J&J New Ventures, to Board of Directors

Company continues to strengthen board with industry veterans

FREMONT, Calif., Oct. 28 -- WaferGen Biosystems, Inc. (OTC Bulletin Board: WGBS), a leading developer of state-of-the-art genetic analysis systems, today announced that Robert Coradini has joined the WaferGen Board of Directors. Mr. Coradini was most recently the President, New Ventures of Johnson & Johnson Consumer Group of Companies (2004-2009). He joined J&J in 1996 and has served as the Chief Executive and President of various subsidiaries including: Lifescan, Cordis Endovascular, OrthoNeutrogena, Cardiovations (Ethicon), and was the head of Business Development for the Medical Devices & Diagnostics Group. Prior to joining J&J, Mr. Coradini was business manager for GE Medical Systems, Inc.

"I believe WaferGen's revolutionary technology for gene expression and biomarker discovery, especially in wound healing and other diseases like cancer, is a breakthrough for medicine and could greatly advance drug development for companies such as J&J," said Robert Coradini. "Just as faster and more powerful computers unleashed the power of the Internet, I expect that WaferGen's Real-Time PCR technology will unleash new, undiscovered information on genomics and that the speed of processing will have a major positive impact on identifying individual treatment options for prescribers and patients."

"We are delighted that Bob has joined WaferGen's Board and I look forward to working with him as we move from the development phase to full commercialization of our Real-Time PCR System," said Alnoor Shivji, Chairman and CEO, WaferGen. "Bob's ability to see the 'big picture' and his noted success in growing global businesses in the US, Europe, Asia and Israel through strong positioning and focus on sales, will be a real asset to the company. We believe that this addition to our Board, along with the recent appointment of Dr. Robert Hariri, CEO of Celgene Cellular Therapeutics, will significantly help us become a preferred R&D partner for forward-looking pharmaceutical companies."

Mr. Coradini received his MBA from Columbia University Graduate School of Business with a concentration in Finance, Marketing & International Business and his B.A. in Biology & Economics with High Distinctions from the University of Rochester.

About WaferGen

WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for genetic analysis for the life science and pharmaceutical industries. The company is actively developing its SmartChip(TM) product for the gene expression and genotyping markets. SmartChip is being developed as the first whole genome, high throughput gene expression real-time PCR platform. This innovative system, combined with next-generation chemistry and optimized assays being developed by WaferGen, promises to deliver significant speed and cost advantages to researchers in the gene expression and genotyping markets. Based on collaborations established with leading research institutions, WaferGen believes that the SmartChip Real-Time PCR System is positioned as the platform of choice for biomarker discovery and validation.

Forward-Looking Statements

This press release contains certain "forward-looking statements". Such statements include statements relating to the expected benefits to the company of recent appointments to the board of directors, the expected benefits to the company and others of the SmartChip Real-Time PCR and other statements relating to future events or to the company's future financial performance and are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company will need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company's proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2008 and the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contacts:
WaferGen
Mona Chadha
510-651-4450
Mona.chadha@wafergen.com